Exhibit 99.1
DTE Energy reports first quarter earnings and accomplishments

•Continued significant investments to improve reliability and transition to cleaner generation; on track to invest more than $4 billion into our utilities in 2024
•Earned the ENERGY STAR Partner of the Year award for sustained excellence in energy efficiency
•Celebrated 175 years of service at DTE Gas
•Grew MIGreenPower voluntary renewables program by enrolling Taubman Realty Group and other customers
•Recognized as a Gallup Exceptional Workplace for 12th consecutive year

DETROIT, April 25, 2024 — DTE Energy (NYSE:DTE) today reported that it invested over $1 billion into improving its electric and natural gas infrastructure in the first quarter of 2024 and is on track to invest over $4 billion this year on a mission to continue improving electric reliability, generating more renewable energy and ensuring continued safe and reliable natural gas service for its customers.

The company also reported first quarter earnings of $313 million or $1.51 per diluted share, compared with $445 million, or $2.16 per diluted share in 2023. Operating earnings for the first quarter 2024 were $346 million, or $1.67 per diluted share, compared with 2023 operating earnings of $274 million, or $1.33 per diluted share. Operating earnings exclude non-recurring items, certain mark-to-market adjustments and discontinued operations. Reconciliations of reported earnings to operating earnings are included at the end of this news release.

“We are off to a strong start in 2024 as we continue to make investments to modernize our electric system so it is more resilient to increasingly extreme weather and more reliable for our customers,” said Jerry Norcia, DTE Energy chairman and CEO. “Our highly engaged team is also fundamentally transforming the way we generate power to meet our aggressive carbon reduction goals and Michigan’s new clean energy legislation.”

Norcia noted the following accomplishments:

•Earned the ENERGY STAR Partner of the Year award for sustained excellence in energy efficiency: DTE was the ENERGY STAR partner of the year again in 2024 for expanding energy efficiency programs to save customers more than 200,000 MWh of electricity and nearly 100,000 Mcf of natural gas in 2023, the equivalent of over 110,000 homes’ annual energy use.
•Celebrated 175 years of service at DTE Gas: On March 14, DTE Gas celebrated 175 years of providing safe, reliable and affordable service to natural gas customers across Michigan – everyone from families to corner stores to automotive factories. The company has consistently adapted to meet Michigan’s evolving energy needs for nearly two centuries and is committed to continuing to do so.

•Grew MIGreenPower voluntary renewables program by enrolling Taubman Realty Group and other customers: Taubman Realty Group, a leading shopping center owner/operator, enrolled its Twelve Oaks Mall and Great Lakes Crossing Outlets in DTE’s MIGreenPower program, the top voluntary renewable energy program in the U.S. More than 1,700 businesses and nearly 100,000 residential customers participate in MIGreenPower to enhance their sustainability efforts while accelerating the development of renewable energy projects in Michigan.

•Recognized as a Gallup Exceptional Workplace for 12th consecutive year: DTE was recognized by Gallup as a workplace with exceptionally high employee engagement – in the top six percent of Gallup’s worldwide database of companies.

Outlook for 2024

DTE Energy confirms 2024 operating EPS guidance of $6.54 - $6.83.

“Our strong financial results enable DTE to continue to invest significant amounts into transforming the way we generate and distribute energy for our customers,” said David Ruud, DTE executive vice president and CFO. “These investments will provide Michigan families and businesses with the energy they need to thrive.”

This earnings announcement and presentation slides are available at dteenergy.com/investors.

The company will conduct a conference call to discuss earnings results at 8:30 a.m. ET. Investors, the news media and the public may listen to a live internet broadcast of the call at dteenergy.com/investors. The telephone dial-in number in the U.S. and Canada toll free is: (888) 510-2008. The telephone dial-in USA toll is: (646) 960-0306 and the Canada dial-in toll is: (289) 514-5035. The passcode is 4987588. The webcast will be archived on the DTE website at dteenergy.com/investors.

About DTE Energy
DTE Energy (NYSE:DTE) is a Detroit-based diversified energy company involved in the development and management of energy-related businesses and services nationwide. Its operating units include an electric company serving 2.3 million customers in Southeast Michigan and a natural gas company serving 1.3 million customers across Michigan. The DTE portfolio also includes energy businesses focused on custom energy solutions, renewable energy generation, and energy marketing and trading. DTE has continued to accelerate its carbon reduction goals to meet aggressive targets and is committed to serving with its energy through volunteerism, education and employment initiatives, philanthropy, emission reductions and economic progress. Information about DTE is available at dteenergy.com, empoweringmichigan.com, twitter.com/dte_energy and facebook.com/dteenergy.

Use of Operating Earnings Information - DTE Energy management believes that operating earnings provide a meaningful representation of the company’s earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors. Operating earnings is a non-GAAP measure and should be viewed as a supplement and not a substitute for reported earnings, which represents the company’s net income and the most comparable GAAP measure. In this release, DTE Energy discusses 2024 operating earnings guidance. It is likely that certain items that impact the company's 2024 reported results will be excluded from operating results. Reconciliations to the comparable

2024 reported earnings guidance are not provided because it is not possible to provide a reliable forecast of specific line items (i.e. future non-recurring items, certain mark-to-market adjustments and discontinued operations). These items may fluctuate significantly from period to period and may have a significant impact on reported earnings. The information contained herein is as of the date of this document. DTE Energy expressly disclaims any current intention to update any information contained in this document as a result of new information or future events or developments. Certain information presented herein includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, and businesses of DTE Energy. Words such as “anticipate,” “believe,” “expect,” “may,” “could,” “projected,” “aspiration,” “plans” and “goals” signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to numerous assumptions, risks and uncertainties that may cause actual future results to be materially different from those contemplated, projected, estimated or budgeted. Many factors may impact forward-looking statements including, but not limited to, the following: the impact of regulation by the EPA, EGLE, the FERC, the MPSC, the NRC, and for DTE Energy, the CFTC and CARB, as well as other applicable governmental proceedings and regulations, including any associated impact on rate structures; the amount and timing of cost recovery allowed as a result of regulatory proceedings, related appeals, or new legislation, including legislative amendments and retail access programs; economic conditions and population changes in DTE Energy’s geographic area resulting in changes in demand, customer conservation, and thefts of electricity and, for DTE Energy, natural gas; the operational failure of electric or gas distribution systems or infrastructure; impact of volatility in prices in international steel markets and in prices of environmental attributes generated from renewable natural gas investments on the operations of DTE Vantage; the risk of a major safety incident; environmental issues, laws, regulations, and the increasing costs of remediation and compliance, including actual and potential new federal and state requirements; the cost of protecting assets and customer data against, or damage due to, cyber incidents and terrorism; health, safety, financial, environmental, and regulatory risks associated with ownership and operation of nuclear facilities; volatility in commodity markets, deviations in weather and related risks impacting the results of DTE Energy’s energy trading operations; changes in the cost and availability of coal and other raw materials, purchased power, and natural gas; advances in technology that produce power, store power or reduce power consumption; changes in the financial condition of significant customers and strategic partners; the potential for losses on investments, including nuclear decommissioning trust and benefit plan assets and the related increases in future expense and contributions; access to capital markets and the results of other financing efforts which can be affected by credit agency ratings; instability in capital markets which could impact availability of short and long-term financing; impacts of inflation and the timing and extent of changes in interest rates; the level of borrowings; the potential for increased costs or delays in completion of significant capital projects; changes in, and application of, federal, state, and local tax laws and their interpretations, including the Internal Revenue Code, regulations, rulings, court proceedings, and audits; the effects of weather and other natural phenomena, including climate change, on operations and sales to customers, and purchases from suppliers; unplanned outages at our generation plants; employee relations and the impact of collective bargaining agreements; the availability, cost, coverage, and terms of insurance and stability of insurance providers; cost reduction efforts and the maximization of plant and distribution system performance; the effects of competition; changes in and application of accounting standards and financial reporting regulations; changes in federal or state laws and their interpretation with respect to regulation, energy policy, and other business issues; successful execution of new business development and future growth plans; contract disputes, binding arbitration, litigation, and related appeals; the ability of the electric and gas utilities to achieve net zero emissions goals; and the risks discussed in DTE Energy’s public filings with the Securities and Exchange Commission. New factors emerge from time to time. We cannot predict what factors may arise or how such factors may cause results to differ materially from those contained in any forward-looking statement. Any forward-looking statements speak only as of the date on which such statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.

For more information, members of the media may contact:

Dan Miner, DTE Energy: 313.235.5555

For further information, analysts may call:

Barbara Tuckfield, DTE Energy: 313.235.1018

John Dermody, DTE Energy: 313.235.8750

DTE Energy Company
Segment Net Income (Unaudited)

	Three Months Ended March 31,
	2024					2023
	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)	Operating Earnings	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)		Operating Earnings
	(In millions)
DTE Electric	$171	$31	A	$(8)	$194	$101	$—		$—		$101

DTE Gas	154	8	A	(2)	160	171	—		—		171

Non-utility operations
DTE Vantage	8	—		—	8	27	—		—		27

Energy Trading	1	5	B	(1)	5	138	(220)	B	56		(26)

Non-utility operations	9	5		(1)	13	165	(220)		56		1

Corporate and Other	(21)	—		—	(21)	8	—		(7)	C	1

Net Income Attributable to DTE Energy Company	$313	$44		$(11)	$346	$445	$(220)		$49		$274

(1) Excluding tax related adjustments, the amount of income taxes was calculated based on a combined federal and state income tax rate, considering the applicable jurisdictions of the respective segments and deductibility of specific operating adjustments.

Adjustments key
A) One-time costs resulting from the voluntary separation incentive program — recorded in Operating Expenses — Operation and maintenance
B) Certain adjustments resulting from derivatives being marked-to-market without revaluing the underlying non-derivative contracts and assets — recorded in Operating Expenses — Fuel, purchased power, gas, and other — non-utility
C) Adjustment to Income Tax Expense due to a tax law change in West Virginia

DTE Energy Company
Segment Diluted Earnings Per Share (Unaudited)(2)

	Three Months Ended March 31,
	2024					2023
	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)	Operating Earnings	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)		Operating Earnings

DTE Electric	$0.83	$0.15	A	$(0.04)	$0.94	$0.49	$—		$—		$0.49

DTE Gas	0.74	0.04	A	(0.01)	0.77	0.83	—		—		0.83

Non-utility operations
DTE Vantage	0.04	—		—	0.04	0.13	—		—		0.13

Energy Trading	—	0.02	B	—	0.02	0.67	(1.07)	B	0.27		(0.13)

Non-utility operations	0.04	0.02		—	0.06	0.80	(1.07)		0.27		—

Corporate and Other	(0.10)	—		—	(0.10)	0.04	—		(0.03)	C	0.01

Net Income Attributable to DTE Energy Company	$1.51	$0.21		$(0.05)	$1.67	$2.16	$(1.07)		$0.24		$1.33

(1) Excluding tax related adjustments, the amount of income taxes was calculated based on a combined federal and state income tax rate, considering the applicable jurisdictions of the respective segments and deductibility of specific operating adjustments.

(2) Per share amounts are divided by Weighted Average Common Shares Outstanding — Diluted, as noted on the Consolidated Statements of Operations (Unaudited).

Adjustments key — see previous page